Exhibit 11.1

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


                                                          Number of
                                                          Common and                  Basic     Fully Diluted
                                                            Common                   Weighted      Weighted
                                                             Share         Days       Average      Average
Year Ended December 31, 1997                              Equivalents  Outstanding     Shares      Shares
-------------------------------------------------------------------------------------------------------------
Common stock outstanding at January 1, 1997                10,046,471         273    10,046,471    10,046,471
Exercise of options                                            10,310          59         1,667         1,667
Exercise of options                                            38,332          76         7,981         7,981
Exercise of options                                             1,445         104           412           412
Exercise of options                                            45,000         115        14,178        14,178
Exercise of options                                             9,690         120         3,185         3,185
Exercise of options                                             4,000         309         3,386         3,386
Exercise of warrants                                           15,000          59         2,425         2,425
Exercise of warrants                                            5,000          98         1,342         1,342
Exercise of warrants                                            7,000         104         1,995         1,995
Exercise of warrants                                           15,000         163         6,699         6,699
Exercise of warrants                                           10,000         202         5,534         5,534
Issuance of common shares                                      11,768          10           322           322
Issuance of common shares                                         428          20            23            23
Issuance of common shares                                      27,000          28         2,071         2,071
Issuance of common shares                                      10,697          38         1,114         1,114
Issuance of common shares                                       3,571          52           509           509
Issuance of common shares                                      15,000          70         2,877         2,877
Issuance of common shares                                     231,881          72        45,741        45,741
Issuance of common shares                                     218,879          77        46,174        46,174
Issuance of common shares                                       2,562         107           751           751
Issuance of common shares                                      11,111         108         3,288        62,467
Issuance of common shares                                      14,544         118         4,702         4,702
Issuance of common shares                                         937         120           308           308
Issuance of common shares                                      15,000         162         6,658         6,658
Issuance of common shares                                     276,498         178       134,840       134,840
Issuance of common shares                                      30,794         182        15,355        15,355
Issuance of common shares                                       1,257         184           634           634
Issuance of common shares                                     314,651         197       169,825       169,825
Issuance of common shares                                      31,402         212        18,239        18,239
                                                          -----------
      Total Primary Shares                                 11,425,228

Assumed Conversion of  Notes and Debentures                                                  --     5,055,685
Assumed Conversion of  Options and Warrants                                                  --       329,756
                                                                                    -------------------------
Primary Shares                                                                       10,548,705

      Fully Diluted                                                                                15,993,325
                                                                                                  -----------

      Net Income for the year ended December 31, 1997                               $ 8,206,763   $ 8,206,763
      Interest Expense on Notes and Debentures                                               --     3,601,333
                                                                                    -------------------------
                                                                                      8,206,763    11,808,096

      Primary Earnings per Share                                                    $      0.78
      Fully Diluted Earnings per Share                                                            $      0.74
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